Exhibit 99.1

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Brett Ludwig
+1-609-720-4665	+1-609-806-2477
afranzen@tyco.com	bludwig@tyco.com

Joe Longo
+1-609-720-4545
jlongo@tyco.com

FOR IMMEDIATE RELEASE

TYCO REPORTS FOURTH QUARTER 2013 EARNINGS

FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.52 PER SHARE

AND GAAP EARNINGS OF $0.34 PER SHARE

•                  Fourth quarter revenue increases to $2.8 billion, with 1% organic growth

•                  Fourth quarter segment operating income before special items increases 11% and the operating margin before special items improves 130 basis points on a normalized basis* to 14.2%

•                  Diluted EPS from continuing operations before special items increases 16% over normalized fourth quarter 2012 results*

•                  Company closes two previously-announced acquisitions, acquires Westfire, Inc., and signs definitive agreement to divest two non-core businesses in the Pacific region

•                  Board approves 13% dividend increase subject to shareholder approval

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q4 2013	Q4 2012	% Change	FY 13	FY 12	% Change
Revenue	$2,761	$2,728	1%	$10,647	$10,403	2%
Segment Operating Income	$342	$320	7%	$1,128	$1,183	(5)%
Operating Income	$262	$153	71%	$809	$685	18%
Income (loss) from Continuing Operations	$162	$(629)		$527	$(332)
Diluted EPS from Continuing Operations	$0.34	$(1.36)		$1.12	$(0.72)
Special Items	$(0.18)	$(1.70)		$(0.72)	$(2.10)
Segment Operating Income Before Special Items	$392	$362	8%	$1,411	$1,341	5%
Income from Continuing Ops Before Special Items	$245	$159	54%	$871	$646	35%
Diluted EPS from Continuing Ops Before Special Items	$0.52	$0.34	53%	$1.84	$1.38	33%

NEUHAUSEN, Switzerland — Nov. 14, 2013 — Tyco (NYSE: TYC) today reported $0.34 in GAAP diluted earnings per share (EPS) from continuing operations and diluted EPS from continuing operations before special items of $0.52 for the fiscal fourth quarter of 2013. Revenue in the quarter increased 1% versus the prior year to $2.8 billion. Organic revenue grew 1% in the quarter with 8% growth in products, 4% growth in service and a 6% decline in installation revenue. Acquisitions contributed two percentage points of growth which was offset by the impact of divestitures and changes in foreign currency exchange rates.

*Normalized fourth quarter 2012 results reflect pro forma adjustments to corporate and interest expense to reflect the impact of the separation and include dis-synergy costs associated with the separation of the Company’s North American security operations from ADT. See Non-GAAP reconciliations.

For the full year, the company reported GAAP diluted earnings per share from continuing operations of $1.12 and diluted earnings per share from continuing operations before special items of $1.84. Revenue of $10.6 billion increased 2%. Organic revenue growth for the year was 1% with 6% growth in products, 3.5% growth in service and a 4% decline in installation. Acquisitions contributed two percentage points of growth which was partially offset by divestitures and changes in foreign currency exchange rates.

“This was another very good quarter and a solid finish to the fiscal year. Accelerated growth in service and products, along with increased benefits of our productivity initiatives, drove 130 basis points of segment operating margin expansion and 16% EPS growth in the quarter*,” said Tyco Chief Executive Officer George Oliver.

“During our first year as the new Tyco, we have made significant progress both strategically and operationally. We accelerated service growth, sustained the growth momentum in our products business and improved the profitability of our installation revenue. Additionally, we transitioned to an operating company structure, strengthened our functional capabilities and drove operational improvements across all of the businesses. We also completed five acquisitions and have a strong pipeline of opportunities to further strengthen our global leadership position. Overall, we delivered strong double-digit EPS growth in year one and I feel we are well positioned to deliver on our three year commitment,” Oliver added.

Organic revenue, free cash flow and adjusted free cash flow, operating income, segment operating income, and diluted and normalized EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as fourth quarter review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. Effective in the fiscal second quarter of 2013, the company began reporting certain legacy environmental matters as special items. Operating income before special items in prior periods has been adjusted to reflect this change. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal fourth quarter or full year of 2012 unless otherwise indicated.

North America Systems Installation & Services

	Q4 2013	Q4 2012	% Change	FY 13	FY 12	% Change
Revenue	$996	$1,042	(4)%	$3,891	$3,962	(2)%
Operating Income	$113	$109	4%	$388	$374	4%
Operating Margin	11.3%	10.5%		10.0%	9.4%
Special Items	$(20)	$(19)		$(86)	$(77)
Operating Income Before Special Items	$133	$128	4%	$474	$451	5%
Operating Margin Before Special Items	13.4%	12.3%		12.2%	11.4%

Revenue of $996 million included service growth of 5% and an installation decline of 10%, due to continued pressure in the non-residential construction market coupled with project selectivity. In total, organic revenue declined 2% year-over-year. Backlog of $2.4 billion decreased 2% year-over-year and, due to normal seasonality, declined 1.5% on a quarter sequential basis, excluding the impact of foreign currency.

* Segment operating margin and EPS growth are before special items. See Non-GAAP reconciliations.

Operating income for the quarter was $113 million and the operating margin was 11.3%. Special items of $20 million consisted primarily of restructuring and separation charges. Before special items, operating income was $133 million and the operating margin was 13.4%, a 110 basis point improvement to prior year. Normalizing for the dis-synergy costs associated with the separation of our North America commercial security business from ADT, the operating margin improved 200 basis points year-over-year due to a higher mix of service revenue, improved execution in installation and productivity benefits.

Revenue for the full year was $3.9 billion, decreasing 2% year-over-year due to a 1% organic revenue decline and a divestiture. Operating income was $388 million and included $86 million of special items. Before special items, operating income was $474 million and the operating margin increased 80 basis points to 12.2%.  Normalizing for the dis-synergy costs associated with the separation described above, the operating margin before special items improved 170 basis points year-over-year.

Rest of World Systems Installation & Services

	Q4 2013	Q4 2012	% Change	FY 13	FY 12	% Change
Revenue	$1,138	$1,128	1%	$4,417	$4,341	2%
Operating Income	$110	$123	(11)%	$433	$456	(5)%
Operating Margin	9.7%	10.9%		9.8%	10.5%
Special Items	$(27)	$(12)		$(83)	$(49)
Operating Income Before Special Items	$137	$135	1%	$516	$505	2%
Operating Margin Before Special Items	12.0%	12.0%		11.7%	11.6%

Revenue of $1.1 billion increased 1% in the quarter. Service revenue increased 3% and installation revenue declined 1.5% for total organic growth of 1%. Acquisitions contributed two percentage points to revenue growth, which was offset by the negative impact of foreign currency exchange rates. Backlog of $2.7 billion increased 11% year-over-year and, due to normal seasonality, declined 1% on a quarter sequential basis excluding the impact of foreign currency.

Operating income for the quarter was $110 million and the operating margin was 9.7%. Special items of $27 million consisted primarily of divestiture and restructuring charges. Before special items, operating income was $137 million and the operating margin was consistent with the prior year. Operating income includes $7 million of indirect tax charges primarily related to a joint venture which negatively impacted the operating margin by 70 basis points.

Revenue for the full year was $4.4 billion increasing 2% year-over-year with organic revenue growth of 1%. Acquisitions contributed two percentage points of growth, which was partially offset by changes in foreign currency exchange rates. Operating income was $433 million and included $83 million of special items. Before special items, operating income was $516 million and the operating margin was 11.7%.

Global Products

	Q4 2013	Q4 2012	% Change	FY 13	FY 12	% Change
Revenue	$627	$558	12%	$2,339	$2,100	11%
Operating Income	$119	$88	35%	$307	$353	(13)%
Operating Margin	19.0%	15.8%		13.1%	16.8%
Special Items	$(3)	$(11)		$(114)	$(32)
Operating Income Before Special Items	$122	$99	23%	$421	$385	9%
Operating Margin Before Special Items	19.5%	17.7%		18.0%	18.3%

Revenue of $627 million increased 12% in the quarter, including a 2.5% benefit from acquisitions. Organic revenue grew 8% with growth across all three product platforms.

Operating income for the quarter was $119 million and the operating margin was 19.0%.  Special items in the quarter of $3 million consisted primarily of restructuring charges. Before special items, operating income was $122 million and the operating margin increased 180 basis points year-over-year to 19.5%.

Revenue for the full year was $2.3 billion, increasing 11% year-over-year with organic revenue growth of 6%. Acquisitions contributed three percentage points to growth. Operating income was $307 million and included $114 million of special items. Before special items, operating income was $421 million and the operating margin was 18.0%.

OTHER ITEMS

•                  For the full year, cash from operating activities was $841 million and free cash flow was $445 million, which included a cash outflow of $381 million related to special items. Adjusted free cash flow for the year was $826 million. The Company completed the year with $563 million in cash and cash equivalents.

•                  Corporate expense before special items was $63 million for the quarter and $236 million for the year. On a GAAP basis, corporate expense was $80 million for the quarter and $319 million for the year.

•                  The tax rate before special items was 18.8% for the quarter and 18.3% for the year.

•                  The Company’s net loss on its investment in Atkore was $30 million in the quarter and $48 million for the year.  Adjusting for certain impairment charges recognized by Atkore, the Company’s net loss before special items was $9 million in the quarter and $27 million for the year.

•                  During the quarter, the Company closed the previously announced acquisition of Exacq Technologies, a developer of open architecture Video Management Systems for security and surveillance applications. The business is expected to generate revenues in fiscal 2014 of approximately $75 million.

•                  During the quarter, the Company closed the previously announced acquisition of a majority ownership stake in Beijing Master Systems Engineering, a leading systems integrator of building and security systems in China.

•                  During the quarter, the company signed a definitive agreement to sell its Armourguard business in New Zealand and its fire and security business in Fiji.  On a combined basis, these businesses generated $80 million of revenue in fiscal 2013.

•                  Subsequent to quarter end, the company acquired Westfire, Inc., a leading fire installation and services business in the mining and special hazard verticals in the United States, Chile and Peru.  This business is expected to generate approximately $80 million in revenues in fiscal 2014.

•                  The Company’s Board of Directors approved an annual dividend increase of 13% from $0.64 to $0.72 per share, subject to shareholder approval at the annual general meeting of shareholders in March of 2014.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 70,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit the new www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s fourth quarter results for 2013 during a conference call and webcast today beginning at 8:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, passcode “Tyco”.

•                  An audio replay of the conference call will be available at 10:00 a.m. (EST) on November 14, 2013 and ending at 11:59 p.m. (EST) on November 21, 2013. The replay dial-in number for participants in the United States is (866) 373-1992. For participants outside the United States, the replay dial-in number is (203) 369-0266, passcode 7978.

•                  A webcast replay of the conference call will be available on the “Presentations & Webcasts” section of Tyco’s website: http://investors.tyco.com.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income and segment operating income, and normalized EPS, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the company’s businesses or are not completely under management’s control. There are limitations associated with organic revenue, such as the fact that, as presented herein, the metric may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using organic revenue in combination with GAAP numbers. Organic revenue may be used as a component in the company’s incentive compensation plans.

FCF is a useful measure of the company’s cash that permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation and is available to service debt and make investments. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  dealer generated accounts and bulk accounts purchased,

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term investments that are required for normal business activities. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added because this activity is driven by economic financing decisions rather than operating activity. In addition, from time to time the company may present adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using these cash flow metrics is that they adjust for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. Furthermore, these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using FCF in combination with the GAAP cash flow numbers.

The company has presented its income and EPS from continuing operations, operating income and segment operating income before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings and similar actions, impairments, certain changes to accounting methodologies, legacy legal, environmental and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency, and presents corporate expense excluding special items. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported GAAP metrics, and these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.” Segment Operating Income represents Tyco’s operating income excluding the Corporate and Other segment, and reflects the results of Tyco’s three operating segments. Segment Operating Income before special items reflects GAAP operating income adjusted for the special items noted in the paragraph above.

In order to provide more meaningful comparison of fiscal 2013 results to fiscal 2012 results, normalized EPS before special items is presented. Normalized EPS adjusts fiscal 2012 GAAP results by replacing the GAAP interest and corporate expenses reported for fiscal 2012 (on a pre-separation basis) with the interest and corporate expenses estimated to be incurred in fiscal 2013 (on a post-separation basis), and adding estimated dis-synergy costs related to the separation of the Company’s North American security business to fiscal 2012 results. Normalized EPS before special items further adjusts normalized EPS for the special items above.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “positioned,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, statements regarding Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco’s acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as environmental, litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 28, 2012 and in subsequent filings with the Securities and Exchange Commission.

###

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended		Twelve Months Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012
Revenue from product sales	$1,565	$1,557	$5,953	$5,845
Service revenue	1,196	1,171	4,694	4,558
Net revenue	2,761	2,728	10,647	10,403
Cost of product sales	1,063	1,051	4,087	3,977
Cost of services	667	677	2,679	2,649
Selling, general and administrative expenses	731	749	2,930	2,903
Separation costs	(1)	61	8	71
Restructuring, asset impairment and divestiture charges, net	39	37	134	118
Operating income	262	153	809	685
Interest income	3	5	17	19
Interest expense	(25)	(33)	(100)	(209)
Other income (expense), net	1	(453)	(29)	(454)
Income (loss) from continuing operations before income taxes	241	(328)	697	41
Income tax expense	(52)	(294)	(125)	(348)
Equity loss in earnings of unconsolidated subsidiaries	(30)	(7)	(48)	(26)
Income (loss) from continuing operations	159	(629)	524	(333)
Income from discontinued operations, net of income taxes	4	210	9	804
Net income (loss)	163	(419)	533	471
Less: noncontrolling interest in subsidiaries net income	(3)	—	(3)	(1)
Net income (loss) attributable to Tyco common shareholders	$166	$(419)	$536	$472

Amounts attributable to Tyco common shareholders:
Income (loss) from continuing operations	$162	$(629)	$527	$(332)
Income from discontinued operations	4	210	9	804
Net income (loss) attributable to Tyco common shareholders	$166	$(419)	$536	$472

Basic earnings per share attributable to Tyco common shareholders:
Income (loss) from continuing operations	$0.35	$(1.36)	$1.14	$(0.72)
Income from discontinued operations	0.01	0.45	0.01	1.74
Net income (loss) attributable to Tyco common shareholders	$0.36	$(0.91)	$1.15	$1.02
Diluted earnings per share attributable to Tyco common shareholders:
Income (loss) from continuing operations	$0.34	$(1.36)	$1.12	$(0.72)
Income from discontinued operations	0.01	0.45	0.02	1.74
Net income (loss) attributable to Tyco common shareholders	$0.35	$(0.91)	$1.14	$1.02

Weighted-average number of shares outstanding:
Basic	463	462	465	463
Diluted	471	462	472	463

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 28, 2013.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Twelve Months Ended
	September 27,		September 28,		September 27,		September 28,
	2013		2012		2013		2012
Net Revenue
NA Installation & Services	$996		$1,042		$3,891		$3,962
ROW Installation & Services	1,138		1,128		4,417		4,341
Global Products	627		558		2,339		2,100
Total Net Revenue	$2,761		$2,728		$10,647		$10,403

Operating Income and Margin
NA Installation & Services	$113	11.3%	$109	10.5%	$388	10.0%	$374	9.4%
ROW Installation & Services	110	9.7%	123	10.9%	433	9.8%	456	10.5%
Global Products	119	19.0%	88	15.8%	307	13.1%	353	16.8%
Corporate and Other	(80)	N/M	(167)	N/M	(319)	N/M	(498)	N/M
Operating Income and Margin	$262	9.5%	$153	5.6%	$809	7.6%	$685	6.6%

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 27,	September 28,
	2013	2012
Assets
Cash and cash equivalents	$563	$844
Accounts receivable, net	1,738	1,696
Inventories	655	634
Prepaid expenses and other current assets	857	884
Deferred income taxes	254	295
Total current assets	4,067	4,353

Property, plant and equipment, net	1,677	1,670
Goodwill	4,519	4,367
Intangible assets, net	804	771
Other assets	1,109	1,204
Total Assets	$12,176	$12,365

Liabilities and Equity
Loans payable and current maturities of long-term debt	$20	$10
Accounts payable	899	897
Accrued and other current liabilities	1,910	1,788
Deferred revenue	402	402
Total current liabilities	3,231	3,097

Long-term debt	1,443	1,481
Deferred revenue	400	424
Other liabilities	1,969	2,341
Total Liabilities	7,043	7,343

Redeemable noncontrolling interest	12	12

Total Tyco shareholders’ equity	5,098	4,994
Nonredeemable noncontrolling interest	23	16
Total Equity	5,121	5,010
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$12,176	$12,365

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 28, 2013.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	For the Quarters Ended		For the Twelve Months Ended
	September 27,	September 28,	September 27,	September 28,
	2013	2012	2013	2012

Cash Flows From Operating Activities:
Net Income (loss) attributable to Tyco common shareholders	$166	$(419)	$536	$472
Noncontrolling interest in subsidiaries net loss	(3)	—	(3)	(1)
Income from discontinued operations, net of income taxes	(4)	(210)	(9)	(804)
Income / (loss) from continuing operations	159	(629)	524	(333)

Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	109	105	427	418
Non-cash compensation expense	16	48	63	113
Deferred income taxes	60	433	8	373
Provision for losses on accounts receivable and inventory	19	17	73	55
Loss on the retirement of debt	—	453	—	453
Non-cash restructuring and asset impairment charges, net	—	1	1	25
Loss on divestitures	10	2	20	14
Loss on investments	28	5	42	11
Other non-cash items	9	6	98	61

Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(43)	(62)	(87)	(128)
Contracts in progress	(10)	8	(23)	(46)
Inventories	40	2	(34)	(72)
Prepaid expenses and other current assets	(17)	51	52	(86)
Accounts payable	41	36	(15)	59
Accrued and other liabilities	7	(31)	(213)	(80)
Deferred revenue	(31)	(24)	(30)	(1)
Income taxes, net	(38)	(172)	(38)	(172)
Other	10	(24)	(27)	37
Net cash provided by operating activities	369	225	841	701
Net cash provided by discontinued operating activities	4	531	9	1,885

Cash Flows from Investing Activities:
Capital expenditures	(93)	(110)	(377)	(406)
Proceeds from disposal of assets	1	4	5	8
Acquisition of businesses, net of cash acquired	(154)	—	(229)	(217)
Acquisition of dealer generated customer accounts and bulk account purchases	(5)	(10)	(22)	(28)
Divestiture of businesses, net of cash divested	—	—	17	(5)
Sales and maturities of investments	79	13	182	128
Purchases of investments	(45)	(17)	(227)	(87)
Decrease (increase) in restricted cash	1	(2)	(8)	(2)
Other	6	6	4	27
Net cash used in investing activities	(210)	(116)	(655)	(582)
Net cash used in discontinued investing activities	—	(311)	—	(1,204)

Cash Flows from Financing Activities:
Proceeds from issuance of short-term debt	95	784	475	2,008
Repayment of short-term debt	(114)	(784)	(505)	(2,009)
Proceeds from issuance of long-term debt	—	19	—	19
Repayment of long-term debt	—	(3,040)	—	(3,040)
Proceeds from exercise of share options	28	86	153	226
Dividends paid	(74)	(115)	(288)	(461)
Repurchase of common shares by treasury	—	—	(300)	(500)
Transfer from discontinued operations	4	2,852	39	3,274
Other	5	(3)	(30)	(25)
Net cash used in financing activities	(56)	(201)	(456)	(508)
Net cash (used in) provided by discontinued financing activities	(4)	174	(39)	(251)

Effect of currency translation on cash	5	14	(11)	4
Effect of currency translation on cash related to discontinued operations	—	5	—	4

Net increase in cash and cash equivalents	108	321	(311)	49
Less: net increase (decrease) in cash and cash equivalents related to discontinued operations	—	399	(30)	434
Cash and cash equivalents at beginning of period	455	922	844	1,229
Cash and cash equivalents at end of period	563	844	563	844

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$369	$225	$841	$701
Capital expenditures, net	(92)	(106)	(372)	(398)
Acquisition of dealer generated customer accounts and bulk account purchases	(5)	(10)	(22)	(28)
Purchase accounting and holdback liabilities	5	—	(2)	(2)
Free Cash Flow	$277	$109	$445	$273

Reconciliation to “Adjusted Free Cash Flow”:
Free Cash Flow	277	109	445	273
Separation costs	20	25	188	30
Cash restructuring costs	22	24	83	89
Environmental remediation payments	27	7	51	10
Legal settlements	—	—	46	—
Repositioning costs	8	—	15	—
Net asbestos (recoveries) / payments	10	—	(14)	—
Cash (receipt) / payment from Covidien/TE Connectivity	—	6	11	19
Cash acquisition/integration costs	1	1	1	3
Special Items	$88	$63	$381	$151

Adjusted Free Cash Flow	$365	$172	$826	$424

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

		Quarter Ended September 27, 2013
			Base Year
	Net Revenue for the		Adjustments	Adjusted									Net Revenue for the
	Quarter Ended September 28, 2012		Divestitures / Other (3)	2012 Base Revenue	Foreign Currency		Acquisitions		Other (2)		Organic Revenue (1)		Quarter Ended September 27, 2013

NA Installation and Services	$1,042	$(19)	-1.8%	$1,023	$(5)	-0.5%	$2	0.2%	$—	0.0%	$(24)	-2.3%	$996	-4.4%
ROW Installation and Services	1,128	—	0.0%	1,128	(29)	-2.6%	27	2.4%	—	0.0%	12	1.1%	1,138	0.9%
Global Products	558	1	0.2%	559	(4)	-0.7%	14	2.5%	11	2.0%	47	8.4%	627	12.4%
Total Net Revenue	$2,728	$(18)	-0.7%	$2,710	$(38)	-1.4%	$43	1.6%	$11	0.4%	$35	1.3%	$2,761	1.2%

(1) Organic revenue growth percentage based on adjusted 2012 base revenue.

(2) Amount represents contractual revenue from ADT under the 2012 Separation and Distribution Agreement which is excluded from the organic revenue calculation.

(3) Amounts include the transfer of a business from NA Installation and Services to Global Products.

Year Ended September 27, 2013
Base Year
Net Revenue for the	Adjustments	Adjusted	Net Revenue for the
Year Ended September 28, 2012	Divestitures / Other (3)	2012 Base Revenue	Foreign Currency	Acquisitions	Other (2)	Organic Revenue (1)	Year Ended September 27, 2013

NA Installation and Services	$3,962	$(30)	-0.8%	$3,932	$(3)	-0.1%	$7	0.2%	$—	0.0%	$(45)	-1.1%	$3,891	-1.8%
ROW Installation and Services	4,341	(10)	-0.2%	4,331	(49)	-1.1%	93	2.1%	—	0.0%	42	1.0%	4,417	1.8%
Global Products	2,100	2	0.1%	2,102	(3)	-0.1%	68	3.2%	39	1.9%	133	6.3%	2,339	11.4%
Total Net Revenue	$10,403	$(38)	-0.4%	$10,365	$(55)	-0.5%	$168	1.6%	$39	0.4%	$130	1.3%	$10,647	2.3%

(1) Organic revenue growth percentage based on adjusted 2012 base revenue.

(2) Amount represents contractual revenue from ADT under the 2012 Separation and Distribution Agreement which is excluded from the organic revenue calculation.

(3) Amounts include the transfer of a business from NA Installation and Services to Global Products.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Year Ended	Quarter Ended	Year Ended
	Sept. 27, 2013	Sept. 27, 2013	Sept. 28, 2012	Sept. 28, 2012

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.34	$1.12	$(1.36)	$(0.72)

expense / (benefit)

Restructuring and repositioning activities	0.06	0.21	0.05	0.11

Separation costs included in SG&A	0.02	0.10	—	—

(Gains) / losses on divestitures, net	0.02	0.04	—	0.03

Acquisition / integration costs	—	0.01	—	0.01

Asset impairment charges	—	—	—	0.04

Change in valuation methodology for asbestos	—	0.03	—	0.15

Environmental remediation	—	0.13	0.01	0.03

Tyco share of Atkore impairment	0.04	0.03	—	—

Legacy legal items	—	0.04	—	0.07

Former management ERISA reversal	—	—	—	(0.07)

Separation costs	—	0.02	0.12	0.14

Tax items	0.04	0.04	0.54	0.61

2012 Tax Sharing Agreement	—	0.07	—	—

Loss on extinguishment of debt	—	—	0.98	0.98

Total Before Special Items	$0.52	$1.84	$0.34	$1.38

Note: Prior periods have been recast to present environmental remediation charges as a special item.

Anticipated dis-synergies in NA I&S segment	(0.01)	(0.06)	Represents forecast amounts for fiscal 2013

Corporate expense to expected $56M for quarter and $225M for year	0.07	0.18

Net interest expense to expected $25M for quarter and $100M for year	0.01	0.16

Effective tax rate to expected 19.5% for quarter and year	0.04	(0.03)

Q4 FY12 “Normalized” EPS	$0.45	$1.63

Tyco International Ltd.

For the Quarter Ended September 27, 2013

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$996	$1,138	$627	$2,761		$2,761

																		Income	Diluted
																		from	EPS from
																		Continuing	Continuing
	Operating Income																	Operations	Operations
							Segment				Total					Equity in earnings		Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	Noncontrolling	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiaries	Interest	Shareholders	Shareholders
Operating Income (GAAP)	$113	11.3%	$110	9.7%	$119	19.0%	$342	12.4%	$(80)	N/M	$262	9.5%	$(22)	$1	$(52)	$(30)	$3	$162	$0.34

Restructuring and repositioning activities	14		12		2		28		11		39				(14)			25	0.06

Separation costs included in SG&A	9						9		5		14				(8)			6	0.02

(Gains) / losses on divestitures, net	(3)		13				10				10							10	0.02

Acquisition / integration costs			1		1		2				2							2	—

Asset impairment charges			1				1				1							1	—

Asbestos									2		2							2	—

Tyco share of Atkore impairment																21		21	0.04

Separation costs									(1)		(1)							(1)	—

Tax items															16			16	0.04

2012 Tax Sharing Agreement														1				1	—

Total Before Special Items	$133	13.4%	$137	12.0%	$122	19.5%	$392	14.2%	$(63)	N/M	$329	11.9%	$(22)	$2	$(58)	$(9)	$3	$245	$0.52

													Diluted Shares Outstanding						471
													Diluted Shares Outstanding - Before Special Items						471

Tyco International Ltd.

For the Year Ended September 27, 2013

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$3,891	$4,417	$2,339	$10,647		$10,647

																		Income	Diluted
																		from	EPS from
																		Continuing	Continuing
	Operating Income																	Operations	Operations
							Segment				Total					Equity in earnings	Noncontrolling	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	Interest	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiaries	(Expense)	Shareholders	Shareholders
Operating Income (GAAP)	$388	10.0%	$433	9.8%	$307	13.1%	$1,128	10.6%	$(319)	N/M	$809	7.6%	$(83)	$(29)	$(125)	$(48)	$3	$527	$1.12

Restructuring and repositioning activities	36		66		12		114		19		133				(34)			99	0.21

Separation costs included in SG&A	49						49		12		61				(13)			48	0.10

(Gains) / losses on divestitures, net	1		14				15		5		20				(2)			18	0.04

Acquisition / integration costs			2		2		4				4							4	0.01

Asset impairment charges			1				1				1							1	—

Asbestos									12		12							12	0.03

Environmental remediation					100		100				100				(39)			61	0.13

Tyco share of Atkore impairment																21		21	0.03

Legacy legal items									27		27				(9)			18	0.04

Separation costs									8		8							8	0.02

Tax items															22			22	0.04

2012 Tax Sharing Agreement														32				32	0.07

Total Before Special Items	$474	12.2%	$516	11.7%	$421	18.0%	$1,411	13.3%	$(236)	N/M	$1,175	11.0%	$(83)	$3	$(200)	$(27)	$3	$871	$1.84

													Diluted Shares Outstanding						472
													Diluted Shares Outstanding - Before Special Items						472

Tyco International Ltd.

For the Quarter Ended September 28, 2012

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$1,042	$1,128	$558	$2,728		$2,728

																	(Loss) income	Diluted
																	from	EPS from
																	Continuing	Continuing
	Operating Income																Operations	Operations
							Segment				Total					Equity loss in earnings	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiary	Shareholders	Shareholders
Operating Income (GAAP)	$109	10.5%	$123	10.9%	$88	15.8%	$320	11.7%	$(167)	N/M	$153	5.6%	$(28)	$(453)	$(294)	$(7)	$(629)	$(1.36)

Restructuring, net	17		8		4		29		6		35				(13)		22	0.05

Separation costs included in SG&A	2						2				2						2	—

(Gains) / losses on divestitures, net			3				3		(1)		2						2	—

Acquisition / integration costs					2		2				2				(1)		1	—

Change in valuation methodology for asbestos									3		3				(2)		1	—

Environmental remediation					4		4				4				(1)		3	0.01

Legacy legal items									(3)		(3)				1		(2)	—

Former management ERISA reversal															1		1	—

Separation costs			1		1		2		59		61				(5)		56	0.12

Tax items															249		249	0.54

Loss on extinguishment of debt														453			453	0.98

Total Before Special Items	$128	12.3%	$135	12.0%	$99	17.7%	$362	13.3%	$(103)	N/M	$259	9.5%	$(28)	—	$(65)	$(7)	$159	$0.34

Anticipated dis-synergies in NA I&S segment	(9)						(9)

Q4 FY 12 Normalized	$119	11.4%					$353	12.9%

														Diluted Shares Outstanding				462
														Diluted Shares Outstanding - Before Special Items				470

Note: This period has been recast to present environmental remediation charges as a special item.

Tyco International Ltd.

For the Year Ended September 28, 2012

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	NA Installation	ROW Installation	Global	Segment	Corporate	Total
Segments	& Service	& Service	Products	Revenue	and Other	Revenue
Revenue (GAAP)	$3,962	$4,341	$2,100	$10,403		$10,403

																		(Loss) income	Diluted
																		from	EPS from
																		Continuing	Continuing
	Operating Income																	Operations	Operations
							Segment				Total					Equity loss in earnings	Noncontrolling	Attributable	Attributable
	NA Installation		ROW Installation		Global		Operating		Corporate		Operating		Interest	Other	Income	of unconsolidated	Interest	to Tyco	to Tyco
	& Service	Margin	& Service	Margin	Products	Margin	Income	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	subsidiary	(Expense)	Shareholders	Shareholders
Operating Income (GAAP)	$374	9.4%	$456	10.5%	$353	16.8%	$1,183	11.4%	$(498)	N/M	$685	6.6%	$(190)	$(454)	$(348)	$(26)	$1	$(332)	$(0.72)

Restructuring, net	25		34		7		66		13		79				(26)			53	0.11

Separation costs included in SG&A	2						2		1		3				(1)			2	—

(Gains) / losses on divestitures, net			7				7		7		14				(1)			13	0.03

Acquisition / integration costs	1		4		4		9				9				(3)			6	0.01

Asset impairment charges	20		2		3		25				25				(8)			17	0.04

Change in valuation methodology for asbestos									111		111				(43)			68	0.15

Environmental remediation					17		17				17				(6)			11	0.03

Legacy legal items	29						29		17		46				(11)			35	0.07

Former management ERISA reversal									(50)		(50)				19			(31)	(0.07)

Separation costs			2		1		3		68		71				(5)			66	0.14

Tax items															285			285	0.61

Loss on extinguishment of debt														453				453	0.98

Total Before Special Items	$451	11.4%	$505	11.6%	$385	18.3%	$1,341	12.9%	$(331)	N/M	$1,010	9.7%	$(190)	$(1)	$(148)	$(26)	$1	$646	$1.38

Anticipated dis-synergies in NA I&S segment	(36)						(36)

Q4 FY 12 Normalized	$415	10.5%					$1,305	12.5%

														Diluted Shares Outstanding					463
														Diluted Shares Outstanding - Before Special Items					469

Note: This period has been recast to present environmental remediation charges as a special item.